Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-77457 and No. 333-112877) pertaining to the Brunswick Retirement Savings Plan of our report dated June 29, 2010, with respect to the financial statements and supplemental schedule of the Brunswick Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
June 29, 2010

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-112878 and No. 333-77457) pertaining to the Brunswick Rewards Plan of our report dated June 29, 2010, with respect to the financial statements and supplemental schedule of the Brunswick Rewards Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
June 29, 2010